UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: November 9, 2007

(Date of earliest event reported)

EMAK Worldwide, Inc.

(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23346 (Commission File No.)	13-3534145 (I.R.S. Employer Identification No.)

6330 San Vicente Boulevard

Los Angeles, California 90048

(Address of Principal executive offices, including zip code)

(323) 932-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 9, 2007, Upshot, Inc. (“Upshot”), a wholly-owned subsidiary of the Registrant, entered into a thirteen (13) year lease agreement with 350 North Orleans L.L.C. (“Landlord”), pursuant to which Upshot will lease approximately 41,486 square feet of office space (the “Lease”). The Lease premises will serve as Upshot’s new headquarters and is located at 350 West Mart Center, Chicago, Illinois.

The Lease commencement date will be the later of May 1, 2008 or four calendar months after the Landlord delivers the premises for Upshot’s construction of tenant improvements.  Upshot’s monthly base rent under the Lease will be $94,208 per month in the first year and will increase by 2.5% every year thereafter.  Upshot will also be responsible for its proportionate share of the direct operating and maintenance expenses of the building in excess of a base year level.  The Lease provides full abatement of the base rent for the first fifteen months of the Lease term (an aggregate of $1,420,170) and an aggregate of approximately $44,000 in additional reductions in the base rent over the sixteenth through thirty-second months of the Lease term.  In accordance with FASB No. 13, during the abatement period, the Registrant will recognize lease expense on a straight-line basis. The Registrant will continue to recognize lease expense through March 31, 2009 for Upshot’s current occupied office space at 303 East Wacker Drive, Chicago, Illinois.

In connection with the Lease, the Landlord will provide an allowance in the aggregate amount of $2,904,020 for the construction of Upshot’s tenant improvements. In addition, Upshot can request an additional allowance of up to $1,037,150, which amount will be amortized into base rent over the term of the Lease at the rate of ten percent (10%). The Registrant does not anticipate incurring expenses for the improvement of the Lease premises in excess of the allowances provided by the Landlord.

In the event of default, subject to applicable cure periods, the Landlord may either (i) terminate the Lease, repossess the premises and recover the present value of the rent for the balance of the Lease term, less the present value of the fair rental value of the Lease premises for such period; or (ii) without terminating this Lease, repossess the Lease premises and reasonably attempt to mitigate its damages and recover from Upshot the rent and other costs and expenses of reletting not covered by the collection of the rent from such reletting. In addition, the Landlord shall be entitled to the unamortized amount of its expenditures for tenant improvements and the unamortized amount of base rent abated.

The foregoing description of the Lease is qualified in its entirely by reference to the copy of the Lease which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit No.	Description
10.1	Office Lease between 350 North Orleans L.L.C. and Upshot, Inc. dated November 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAK WORLDWIDE, INC.

Date: November 15, 2007	By:	/S/TERESA L. TORMEY
Teresa L. Tormey, Chief Administrative Officer & General Counsel

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